UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2010

WEST COAST BANCORP

(Exact name of registrant as specified in its charter)

Oregon	0-10997	93-0810577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5335 Meadows Road, Suite 201, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 684-0884

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

In connection with West Coast Bancorp (the “Company”) commencing a discretionary equity issuance program pursuant to which it will offer shares of its common stock, no par value per share (the “Common Stock”) from time to time for aggregate sale proceeds of up to $30 million, on June 24, 2010 the Company filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement dated June 24, 2010 (the “Prospectus Supplement”) to the accompanying prospectus filed with the Commission on April 30, 2010 as part of the Company’s Registration Statement on Form S-3 (File No. 333-166441) (the “Registration Statement”).  The Prospectus Supplement sets forth the following disclosure under the heading “Recent Developments”:

As of the date of this prospectus supplement, the Company's second quarter 2010 is not yet complete.  Based on management's interim financial information and internal forecasts, the Company is expecting a loss in the range of $.03 to $.05 per diluted share for the second quarter of 2010.  The Company's estimated loss per diluted share includes an anticipated approximately $2.8 million (or $.03 per share) income tax expense that is the result of a $3.5 million increase to the Company's deferred tax asset valuation allowance offset in part by an expected $.7 million increase in unrealized gains on securities.

The $3.5 million increase in deferred tax asset valuation allowance was primarily the result of adjustments made to the Company's 2009 tax estimates in conjunction with finalizing its 2009 income tax returns and the application of net operating losses to prior periods, and the resulting tax refund of $27.9 million received in June 2010. Going forward, the Company will continue to review the deferred tax asset valuation allowance on a quarterly basis. Any future reversals of the deferred tax asset valuation allowance would decrease the Company’s income tax expense and increase its after tax net income in the periods of reversals. The Company’s future deferred tax asset valuation allowance will be impacted by, among other things, the effect of changes in market interest rates on the gross unrealized gain on the Company’s investment portfolio.

In addition, the Company may in the near term elect to prepay up to $100 million in long-term Federal Home Loan Bank of Seattle advances, and in such event would incur a prepayment fee of approximately $3 million in the period which it would occur.  During the second quarter 2010, the Federal Home Loan Bank of Seattle made available to the Company a credit line for short-term borrowings based upon the amount of investment securities pledged with the FHLB.

The Company expects that trends regarding the Company's capital ratios, total nonperforming assets and provisioning for credit losses will be largely consistent with the Company's first quarter results.

The financial data underlying these expectations were prepared for internal forecasting  and other purposes and were not prepared with a view toward complying with generally accepted accounting principles due to the interim nature of such data. The Company's financial forecasts are not facts and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the Company's financial forecasts.  These forecasts are “forward-looking statements” and actual results may differ materially from them; see "Cautionary Note Regarding Forward-Looking Statements" on page S-3 and “Risk Factors” beginning on page S-6 of this prospectus supplement.”

The information in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.     Other Events.

On June 23, 2010, the Company entered into a Sales Agency Agreement (the “Agreement”) with Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”), pursuant to which the Company may issue and sell from time to time, through Sandler O’Neill, as the Company’s sales agent, shares of Common Stock, having an aggregate offering price of up to $30,000,000.  The Company’s press release announcing the offering is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Sales of shares of Common Stock pursuant to the Agreement, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, or at negotiated prices.  The Company also may sell shares of its common stock to Sandler O’Neill, as principal of its own account, at a price agreed upon at the time of sale.  If the Company sells shares of its common stock to Sandler O’Neill as principal or other than in accordance with the sales agency agreement, the Company will enter into a separate terms agreement with Sandler O’Neill, and the Company will describe such agreement in a separate prospectus supplement or pricing supplement.

Shares of Common Stock sold pursuant to the Agreement will be issued pursuant to the Prospectus Supplement filed with the Commission on June 24, 2010, to the accompanying prospectus filed with the Commission on April 30, 2010, as part of the Company’s Registration Statement.  Prospective investors should read the prospectus supplement, the prospectus and all documents incorporated therein. The Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exhibits 5.1, 23.1 and 99.3 to this Current Report on Form 8-K are filed herewith in connection with the Company’s Registration Statement and are incorporated therein by reference.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
5.1	Opinion of Miller Nash LLP regarding validity of the securities to be issued
23.1	Consent of Miller Nash LLP (included in Exhibit 5.1)
99.1	Sales Agency Agreement, dated June 23, 2010, between West Coast Bancorp and Sandler O’Neill + Partners, L.P.
99.2	Press Release, dated June 24, 2010
99.3	Information relating to Item 14 — Other Expenses of Issuance and Distribution, relating to the Registration Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST BANCORP
Date: June 24, 2010	By:	/s/ Richard R. Rasmussen
	Name:	Richard R. Rasmussen
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Miller Nash LLP regarding validity of the securities to be issued
23.1	Consent of Miller Nash LLP (included in Exhibit 5.1)
99.1	Sales Agency Agreement, dated June 23, 2010, between West Coast Bancorp and Sandler O’Neill + Partners, L.P.
99.2	Press Release, dated June 24, 2010
99.3	Information relating to Item 14 — Other Expenses of Issuance and Distribution, relating to the Registration Statement